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                                                                   EXHIBIT 10.35

                               PROMISSORY NOTE


$90,300.00                                                           May 1, 1995


         FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of SAM BERMAN, d/b/a DRAKE ENTERPRISES ("Holder"), at 4784 Northwest 167 Street, Miami, Florida 33014, or such other place as shall be designated by Holder in writing, the sum of NINETY THOUSAND THREE HUNDRED DOLLARS and 00/100 ($90,300) (the "Principal Balance") together with interest on the Principal Balance outstanding from time to time at the rate of eight percent (8%) per annum, in 240 consecutive, equal, self-amortizing monthly installments of principal and interest of $755.31 per installment, with the first such installment due June 1, 1995, and each subsequent installment due on the same day of each month thereafter. The entire remaining Principal Balance, plus accrued interest, if any, shall be fully due and payable on May 1, 2015.

         Failure to pay any installment of principal and/or interest under this Note when due, which failure continues for more than ten (10) days following the receipt by Maker of written notice thereof, shall constitute a default under this Note, and shall, at the election of Holder, cause the full unpaid Principal Balance to become immediately due and payable, and shall afford Holder all rights to collect upon the same.

         Maker agrees that in the event that suit shall be brought for the collection hereof, or the same has to be collected upon demand of an attorney, to pay reasonable attorneys' fees for making such collection. Following a default, all amounts then due hereunder shall bear interest at the lower of (i) 18% per annum and (ii) the highest rate allowed by law, until paid.

         The happening of any of the following events shall constitute a default hereunder: (a) Failure of Maker to pay in full any payment due hereunder promptly when due after the applicable notice and grace period, as set forth above; and (b) a default by Maker as lessee under that certain business lease agreement (the "Lease") between Maker and Holder dated May 1, 1994, pertaining to premises known as 16115 N.W. 52nd Avenue, Miami, Florida, subject to applicable notice, grace period and cure provisions set forth therein.

         Holder's right to payment of interest and principal under this Note is subordinate to the rights to receive payment of principal or interest under any obligation made by Maker in favor of the present or future principal institutional lender (including any participating institutional lenders, as the case may be) ("Superior Creditor") of Maker. The Superior Creditor shall have the right to receive payment when due it on all obligations made by Maker in its favor (whether now or hereafter borrowed) prior to payment of any


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amount due hereunder to Holder; provided, however, that the aforesaid subordination shall become operative, and Maker shall have the obligation to withhold or defer payments owed to Holder hereunder, only upon receipt by Maker of a written notice of default from the Superior Creditor (a copy of which shall be immediately delivered to Holder), and then, for only such time as Maker shall remain in default of its obligations to the Superior Creditor.

         Pursuant to Article 28 of the Lease, Holder, as lessor, is obligated to provide to Maker, as Lessee, a certain Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement"). Notwithstanding anything to the contrary contained in this Note, no payments of any kind or nature shall be due or payable to Holder hereunder unless and until the Non-Disturbance Agreement is delivered to Maker as required by the Lease; provided, however, upon delivery to Maker of the Non-Disturbance Agreement, this Note shall be payable in accordance with its terms, and Maker shall immediately pay to Holder any sums withheld on account of this paragraph, as if this paragraph had not been included herein.

         This Note is being executed and delivered pursuant to that certain letter agreement, dated May 1, 1994, captioned "Re: Additional Improvements Loan," between Maker and Holder, and satisfies all obligations of Maker in connection therewith.


Address:
All American Semiconductor, Inc.
16115 N.W. 52nd Avenue
Miami, Florida  33014                      ALL AMERICAN SEMICONDUCTOR, INC.


                                           By: /s/  Bruce M. Goldberg
                                              ----------------------------
                                              Bruce M. Goldberg, President